                                                            EXHIBIT 99

[AVNET LOGO]                                                Avnet, Inc.
                                                            2211 South 47 Street
PRESS RELEASE                                               Phoenix, AZ 85034



                                OCTOBER 26, 2000

              AVNET REPORTS RECORD FIRST QUARTER SALES AND EARNINGS


Phoenix, Arizona - Avnet, Inc. (NYSE:AVT) reported today record results for its first quarter ended September 29, 2000. Net income was a record $75.6 million, or $0.81 per share on a diluted basis, in the first quarter of fiscal 2001 more than double the net income, excluding special charges, of $26.1 million, or $0.37 per share on a diluted basis, in the first quarter of last year. First quarter fiscal net income and diluted earnings per share were 189% and 119%, respectively, higher than in last year's first quarter. Sales for the current year's first quarter were a record $2.96 billion, up 79% as compared with sales of $1.65 billion in the first quarter of the prior year. Including the special charges described on the attached financial statements, the prior year's net income and diluted earnings per share were $22.1 million and $0.31, respectively.

Roy Vallee, Avnet's Chairman and CEO, stated "I am extremely pleased with our record results which represent significant improvement in both sales and earnings highlighted by operating income margin of 5.6%, the fourth consecutive quarter of sequential improvement excluding special items." Mr. Vallee added "These outstanding results were achieved even though our first fiscal quarter is usually impacted by the typical industry summer slowdown thus providing further evidence that the electronic components industry environment continues to be very healthy. Our results also reflect benefits from our recent successful acquisition activity."

Mr. Vallee further commented "Our Electronics Marketing group benefited from the continued robust conditions in the global electronics components market and from the synergy and other benefits associated with our recent acquisitions. We are also encouraged by our Computer Marketing group's results which reflect the overall strength in the computer market and the additional sales resulting from the July 3, 2000 acquisition of Savoir Technology. Despite continued weakness in the microprocessor market, our Avnet Applied Computing group posted another quarter of sequential improvement in operating income as its embedded solutions division experienced strong growth during the period."

Mr. Vallee concluded by saying "We have received European Union approval to proceed with our acquisition of the EBV, WBC, Atlas Services (Europe) and RKE Systems businesses of Veba Electronics and we expect to close the transaction by the end of October 2000."

Phoenix, Arizona, USA-based Avnet, Inc. (NYSE:AVT), a Fortune 500 company with annual sales exceeding $9 billion, is one of the world's largest distributors of semiconductors, interconnect, passive and electromechanical components and computer products from the leading manufacturers. Serving customers in 60 countries, Avnet markets, inventories and adds value to these products and provides world-class supply-chain management and engineering services. The Company's web site is located at www.avnet.com.


   Contact: John Hovis, SVP Investor Relations or Raymond Sadowski, SVP & CFO
                * Telephone (480) 643-7291 * Fax (480) 643-7370
          Internet: http://www.avnet.com * e-mail: john.hovis@avnet.com

                                  AVNET, INC.
                        (MILLIONS EXCEPT PER SHARE DATA)


INCLUDING SPECIAL ITEMS(1)

                                          FIRST QUARTERS ENDED
                                          --------------------
                            SEPTEMBER 29,      OCTOBER 1,
                               2000              1999(1)          % CHANGE
                            -------------      ----------         --------
Sales                          $2,957.2         $1,654.3          +    79%

Income before income taxes        130.1             39.4          +   230%

Net income                         75.6             22.1          +   241%

Earnings per share:
  Basic                           $0.82            $0.31          +   165%
  Diluted                         $0.81            $0.31          +   161%


EXCLUDING SPECIAL ITEMS

                                          FIRST QUARTERS ENDED
                                          --------------------
                            SEPTEMBER 29,      OCTOBER 1,
                               2000               1999           % CHANGE
                            -------------      ----------         --------
Sales                          $2,957.2         $1,654.3          +    79%

Income before income taxes        130.1             45.5          +   186%

Net income                         75.6             26.1          +   189%

Earnings per share:
  Basic                           $0.82            $0.37          +   122%
  Diluted                         $0.81            $0.37          +   119%


(1) Fiscal 2000 first quarter results include the impact of incremental special charges associated with the reorganization of the Company's Electronics Marketing European operations amounting to $6.1 million pre-tax, $4.0 million after-tax and $0.06 per share on a diluted basis.


All per share data for fiscal 2000 has been restated to reflect a two-for-one split of the Company's common stock approved by the Board of Directors on August 31, 2000 and distributed on September 28, 2000 to shareholders of record on September 18, 2000.

                                  AVNET, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                       (THOUSANDS EXCEPT PER SHARE DATA)

     INCLUDING SPECIAL ITEMS

                                                      FIRST QUARTERS ENDED
                                                      --------------------
                                                SEPTEMBER 29,        OCTOBER 1,
                                                    2000              1999(1)
                                                 ------------        ----------
SALES                                            $2,957,227          $1,654,323
COST OF SALES                                     2,517,614           1,423,520
                                                 ----------          ----------
GROSS PROFIT                                        439,613             230,803
OPERATING EXPENSES                                  273,369             182,360
                                                 ----------          ----------
OPERATING INCOME                                    166,244              48,443
OTHER INCOME (EXPENSE), NET                            (979)                813
INTEREST EXPENSE                                    (35,126)             (9,866)
                                                 ----------          ----------
INCOME BEFORE INCOME TAXES                          130,139              39,390
INCOME TAXES                                         54,568              17,244
                                                 ----------          ----------
NET INCOME                                          $75,571             $22,146
                                                 ==========          ==========
EARNINGS PER SHARE:
     BASIC                                            $0.82               $0.31
                                                 ==========          ==========
     DILUTED                                          $0.81               $0.31
                                                 ==========          ==========
SHARES USED TO COMPUTE EARNINGS
 PER SHARE:
     BASIC                                           92,174              70,400
                                                 ==========          ==========
     DILUTED                                         93,556              70,809
                                                 ==========          ==========

(1) Fiscal 2000 first quarter results include the impact of incremental special charges associated with the reorganization of the Company's Electronics Marketing European operations amounting to $6.1 million pre-tax, $4.0 million after-tax and $0.06 per share on a diluted basis.

All share and per share data for fiscal 2000 have been restated to reflect a two-for-one split of the Company's common stock approved by the Board of Directors on August 31, 2000 and distributed on September 28, 2000 to shareholders of record on September 18, 2000.

                                  AVNET, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                       (THOUSANDS EXCEPT PER SHARE DATA)


EXCLUDING SPECIAL ITEMS


                                           FIRST QUARTERS ENDED
                                           ____________________


                                   SEPTEMBER 29,               OCTOBER,1
                                      2000                       1999(1)
                                   _____________               __________


Sales                              $2,957,227                  $1,654,323
Cost of Sales                       2,517,614                   1,423,520
                                   __________                   _________

Gross profit                          439,613                     230,803

Operating expenses                    273,369                     176,249
                                   __________                   _________

Operating income                      166,244                      54,554
Other income (expense), net              (979)                        813
Interest expense                      (35,126)                     (9,866)
                                   __________                  __________

Income before income taxes            130,139                      45,501

Income taxes                           54,568                      19,379
                                   __________                  __________

Net Income                            $75,571                     $26,122
                                   ==========                 ===========

Earnings per share:
  Basic                                 $0.82                       $0.37
                                   ==========                 ===========

  Diluted                               $0.81                       $0.37
                                   ==========                 ===========

Shares used to compute earnings
 per share:
     Basic                             92,174                      70,400
                                   ==========                 ===========

     Diluted                           93,556                      70,809
                                   ==========                 ===========


(1) Fiscal 2000 first quarter results exclude the impact of incremental special charges associated with the reorganization of the Company's Electronics Marketing European operations amounting to $6.1 million pre-tax, $4.0 million after-tax and $0.06 per share on a diluted basis.

All share and per share data for fiscal 2000 have been restated to reflect a two-for-one split of the Company's common stock approved by the Board of Directors on August 31, 2000 and distributed on September 28, 2000 to shareholders of record on September 18, 2000.

                                  AVNET, INC.
                          CONSOLIDATED BALANCE SHEETS
                                  (THOUSANDS)


                                                       SEPTEMBER 29,     JUNE 30,
                                                          2000            2000
                                                      ---------------   ----------
Assets:
     Current assets:
          Cash and cash equivalents                        $63,542        $167,192
          Receivables                                    2,024,892       1,750,827
          Inventories                                    2,062,628       1,887,280
          Other                                             75,500          67,956
                                                        ----------      ----------
               Total current assets                      4,226,562       3,873,255
          Property, plant & equipment                      302,011         289,902
          Goodwill                                         953,882         856,831
          Other assets                                     266,277         224,367
                                                        ----------      ----------

               Total assets                              5,748,732       5,244,355
                                                        ----------      ----------


Less liabilities:
     Current liabilities:
          Borrowings due within one year                   804,687         499,287
          Accounts payable                               1,125,230       1,102,510
          Accrued expenses and other                       364,823         301,977
                                                        ----------      ----------
               Total current liabilities                 2,294,740       1,903,774
          Long-term debt, less due within one year       1,378,094       1,438,610
                                                        ----------      ----------

               Total liabilities                         3,672,834       3,342,384
                                                        ----------      ----------

     Shareholders' equity                               $2,075,898      $1,901,971
                                                        ==========      ==========


                                  AVNET, INC.
                              SEGMENT INFORMATION
                                   (MILLIONS)

                                        FIRST QUARTERS ENDED
                                     SEPTEMBER 29,    OCTOBER 1,
             SALES                       2000           1999
----------------------------------   -------------    ----------
ELECTRONICS MARKETING                  $2,093.1        $1,226.0

COMPUTER MARKETING                        590.6           428.3

AVNET APPLIED COMPUTING (1)               273.5              --
                                       --------        --------
CONSOLIDATED                           $2,957.2        $1,654.3
                                       ========        ========

       OPERATING INCOME
----------------------------------

ELECTRONICS MARKETING                  $  158.7        $   59.3

COMPUTER MARKETING                         15.9             8.6

AVNET APPLIED COMPUTING (1)                11.1              --

HEADQUARTERS                              (19.5)          (13.4)
                                       --------        --------
CONSOLIDATED BEFORE SPECIAL ITEMS         166.2            54.5

SPECIAL ITEMS                                --            (6.1)
                                       --------        --------
CONSOLIDATED                           $  166.2        $   48.4
                                       ========        ========

(1) Avnet Applied Computing, which was created by combining certain business segments from Electronics Marketing ("EM") and Computer Marketing ("CM"), started operating in North America as of the beginning of the second quarter of fiscal 2000, in Europe in the third quarter of fiscal 2000 and in Asia in the first quarter of fiscal 2001. The results for the prior periods have not been restated and are included in EM and CM.

                                       6